AGREEMENT,  made this day of , 199 between  Sandsport  Data  Services,
     Inc., a domestic corporation having a principal office at 26 Harbor Park Drive, Port Washington, New York, hereinafter referred to as "Processor" and [ ], a domestic not-for-profit corporation having a principal office at [ ], herein referred to as "Vendor".

               WHEREAS, Vendor is in the business of rendering Home Attendant Care services within the jurisdiction of the Human Resources Administration of the City of New York, hereinafter referred to as "HRA" and under contract by the City of New York to render services to the City's clients.

               NOW THEREFORE, in consideration of One ($l.00) Dollar, and other mutual and valuable considerations, by each to the other paid, the parties have agreed as follows:

                    1. Vendor  represents  to Processor  that it has  contracted with the City of New York to deliver Home Attendant Care Services to designated clients of HRA.

                    2. Vendor will make  available to Processor  completed  time sheets and other related completed forms.

                    3. The  Processor  agrees to provide  Vendor with an on-line system which includes the following features:

                    Hardware:

                    Software:

          Vendor agrees to pay a monthly computer access charge of ________.





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          4. Time sheets, received from attendants who worked in the prior week, should be batched with up to 50 time sheets. Totals of hours worked, number of time sheets, etc. should be entered for control purposes. Time sheets should be entered daily until twelve o'clock noon of day prior to payroll delivery. (If payroll is on Thursday, time sheets should be entered and completed prior to twelve noon on Wednesday.) In the event Vendor is unable to update its files or enter time sheets, processor will pick up data at Vendor's location and will enter data from Processor's forms or time sheets for Vendor. Vendor must request such assistance prior to twelve noon for such data to be entered and processed that day.

               5a. Processor agrees to convey, on behalf of Vendor, a magnetic tape equivalent to the sum of its weekly invoicing to MMIS in Albany, State of New York, by Thursday of the week following time sheets received, and in conformance with HRA and State of New York specifications.

               5b. Processor agrees, as an option, to provide Vendor Agency with a separate magnetic tape of Vendor Agency's weekly MMIS invoicing for an additional charge of $____ per magnetic tape generated.

               5c. Processor agrees, as an option, to accept from Vendor Agency a separate magnetic tape of MMIS remittance to be processed against MMIS submissions generated on magnetic tape for an additional charge of $_____ per magnetic tape processed.

               5d. Processor agrees, as an option, to accept from Vendor Agency paper MMIS remittance records to be keyed and verified and processed against Sandsport MMIS submissions generated on magnetic tape for an additional charge of ____ per line item.





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          6. Processor  agrees that in the event (i) the Processor fails to meet the time specification established by MMIS for submission of magnetic tapes and such late submission was not caused by Vendor, or (ii) Processor submits a Magnetic Tape that MMIS does not process due to faulty tape, inaccuracies and/or omissions not caused by Vendor, and MMIS payments are delayed, Vendor shall be entitled to receive from Processor, as liquidated damages, the sum of __% of the amount due Processor from Vendor for such week's processing, for each week any such MMIS payment is delayed.

          7. Processor agrees to convey to HRA or its designee on behalf of Vendor, a magnetic tape, including insurance requirements, monthly, per HRA specifications.

          8. In consideration for services as herein outlined to be performed by Processor for the benefit of the Vendor, Vendor agrees to pay a fee based on the allowable client case load assigned to Vendor by HRA as follows:

               Up to ____ primary client cases $_____ weekly, plus $___ per week for each and every client. Vendor agrees to pay Processor such sum within _____ (__) days of receipt of such billing. Should any amounts due not be paid, and remain unpaid for a period of _____ (__) days thereafter, Vendor agrees to pay a late charge of ____% on the unpaid amount for each month subsequent to the due date that such amounts remain unpaid. In the event the Vendor fails to make such payments, the Processor, at its option, may terminate this Agreement by giving notice in writing of its intention to terminate. The termination shall be effective _______ (__) days from the date of receipt by the Vendor of the intention to terminate and Processor shall have no further





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          obligation  under this  contract,  except that this  clause  shall not serve to relieve the Vendor of its own breach of this contract.

          9. Vendor, at its own cost and expense, shall pay for all payroll forms and other forms which require Vendor's specific design (i.e., payroll checks, personalized letterhead forms, time sheets etc.).

          10. Processor agrees to provide Vendor at year end W-2 forms with employee's pay history for an additional charge of $___ per W-2 form printed.

          11. Processor agrees to provide Vendor at year end a magnetic tape of W-2 information for the Social Security Administration and N.Y. State for an additional charge of $____ per tape.

          12. Processor agrees to provide vendor, as an option, 24 hour payroll turnaround (48 hour if legal holiday falls on day after pickup) for an additional charge of $_____ per payroll upon written request of ______ (__) days' advanced notice.

          13. Processor agrees to provide Vendor Tier II payroll processing for an additional charge of $________ per payroll.

          14. Processor agrees to provide Vendor check signing of Vendor payroll checks for an additional charge of $__ per check with a minimum charge of $____ per payroll run. Cost of signature plates are $_____, and will be billed to Vendor.

          15. Processor agrees to provide Vendor, as an option, special payroll run for an additional charge of $_____.





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          16. Vendor agrees to pay Processor the sum of _______  Dollars ($___), for each pickup and delivery of materials set forth in Processor's specifications.

          17. Processor agrees to provide, as an option, Microfiche of various reports, at a charge of $____ per fiche.

          18. Processor agrees that all information pertaining to the recipient or the provider of services contained in its files and all information pertaining to such recipients and/or providers or information learned from official HRA files or records or from other sources, shall be held confidential by Processor pursuant to the provisions of the New York State Social Services Law, the Federal Social Security Act and any other applicable laws and any regulation promulgated thereunder, and shall not be disclosed to unauthorized persons. For the purpose of this clause unauthorized persons are those persons not specifically designated by Vendor.

          19. The Processor agrees not to use, for any unauthorized purpose whatsoever, any information pertaining to the recipient or provider of services obtained or learned from Vendor or official HRA files or records, or from other sources. For the purpose of this clause, unauthorized purpose means any use whatsoever not specifically authorized by Vendor.

          20. Processor agrees to receive a magnetic tape from HRA with Client Prior Approval information (PARVND). Processor agrees to create a Client Prior Approval file. HRA will provide weekly, on Friday, a Prior Approval Transaction on Magnetic Tape, which will be used to update Vendor's client Prior Approval file. If Magnetic tape is not available on Friday, update of Vendor's Client Prior Approval file may be delayed until the following Friday.





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          21. Processor  agrees to generate  monthly a preliminary  Surplus Fund
     Billing listing for clients with Surplus Funds from the Client Prior Approval file.

          22. Processor agrees to generate monthly Surplus Fund Bills for all clients with Surplus Funds on the Client Prior Approval file and a Surplus Fund Billing Report at an additional charge of $____ per Surplus Fund Bill generated.

          23. Vendor will make available to Processor completed forms with credit and debit transaction codes reflecting cash received, credit adjustments, and debit adjustments for Surplus Fund processing.

          24. Processor agrees to generate monthly, Accounts Receivable Report, Transaction Report and Transaction Ledger.

          25. Processor agrees to provide a clearance system at a monthly charge of $____. All Vendor Agencies' history of Employed Home Attendants will be maintained by Processor so that Vendor Agencies, who participate, can determine if a prospective Home Attendant was employed by another Vendor Agency. Only the following data relating to employee history will be made available to Vendor Agency when inquiry is made: Social Security Number, Name of Employee, Name of Vendor Agency(s) where Employee worked, and Date of Commencement of Employment.

          26. Processor agrees to provide Vendor, as an option available at an additional charge of $_____, a "Quarterly Duplicate Hours Report" which lists attendants who are working on the same day for your Vendor Agency as well as another Vendor Agency.

          27.  Processor  agrees  to  provide  Vendor,   as  an  option,   'Hour
     Reconciliation





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          Report'  weekly.

          28. Processor agrees to provide, as an option, Expenditure Control Services, allowing Vendor to retrieve __ weeks of payroll history of employees at a monthly charge of $____.

          29. The Processor agrees to comply with Equal Employment Provision relating to subcontractors, where applicable, as set forth in Part 11,
     Section 6. of the Home Attendant Services Agreement between Vendor and HRA and all amendments and modifications to such provisions.

          30. The Processor certifies the implementation of the collective bargaining monitoring system as specified in HRA Memorandum No. 82-19 and represents that the necessary safeguards and controls exist in the payroll and billing systems which include this system.

          31. The Processor will provide the Differential Billing Report and the Baseline Report as described in HRA Memorandum No. 82-19 when payroll is generated.

          32. Processor agrees to provide, as an option, weekly pickup and delivery service of MMIS remittance checks, and/or remittance magnetic tape, at a charge of $____ per pickup.

          33. The system will retain all paid claims up to ___ weeks old, and claims over ___ weeks old will be purged from the MMIS Invoice file and will no longer be accessible.

          34. In the event that the contract between the Vendor and the City of New York is terminated for any reason whatsoever, or the City of New York dissolves the program involved herein, this Agreement shall terminate immediately.

          35. The terms of this Agreement shall continue through ___________ and shall





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          continue  thereafter until terminated by either party upon at least __
     days' prior written notice to the other. Processor agrees that it will not increase any of the fees through ________. Thereafter such fees may be increased by Processor upon at least __ days' prior written notice to Vendor. Any such price increase shall become effective unless Vendor gives Processor at least __ days' prior written notice of its intention to terminate this Agreement on the effective date of such increase, in which case this Agreement shall, notwithstanding anything to the contrary, terminate on such date.

          36. Upon termination of this Agreement, Processor, at Vendor's request, will provide Vendor, in a mutually agreeable standard format, files and data still in possession, provided that Processor has been paid for all services rendered to the date of termination, and provided further that Processor is paid for such files and data at Processor's standard rates.

          37. This Agreement constitutes the entire Agreement between the parties. Any modifications hereto shall be in writing and signed by both parties.

          38. Any disputes arising between the parties as to billing charge(s) must be settled within one week of receipt of billing by Vendor.

          39. Processor warrants that, in the event its system cannot be operated to process payroll data, Processor has arranged with a large local corporation for guaranteed portion of time on their computer system and that Vendor's payroll data shall be processed utilizing such back-up system at no additional cost to Vendor.

          40. Processor agrees to allow audit firms hired by Human Resources Administration, City of New York, to audit its computer systems and operating procedures in order





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          to form an opinion of the  security and  integrity of the system.

          41. Vendor hereby acknowledges that it shall have access to and come in contact with certain information and documentation which is the property of Processor which is copyrighted and/or which Processor considers a proprietary trade secret ("Confidential Information"). Vendor hereby agrees that (1) all such Confidential Information shall be retained at the premises of Vendor unless the Vendor obtains the express written consent of the Processor that such Confidential Information may be removed; (2) Vendor will use reasonable means (not less than that used to protect its own proprietary information) to safeguard Processor's Confidential Information;
     (3) Vendor shall not show or otherwise disclose any portion of the materials or their contents to anyone other than its employees; (4) Vendor will make no copies of the Confidential Information; (5) Vendor will return all Confidential Information promptly upon the request of the Processor.

          42. Processor agrees not to release any information in Vendor's files without written authorization from Vendor.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement effective the day and year first above set forth.

                                                   SANDSPORT DATA SERVICES, INC.

By:                                                By:

                                                   Hugh Freund, President